EXHIBIT 99.1

Retail Opportunity Investments Corp. Reports Strong Second Quarter Results

9.5% Increase in FFO Per Diluted Share

$278.2 Million of Acquisitions Committed YTD

Record 2Q Occupancy & Same-Space Releasing Increase

SAN DIEGO, July 29, 2015 (GLOBE NEWSWIRE) -- Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three months ended June 30, 2015.

HIGHLIGHTS

  GAAP Net income of $5.2 million, or $0.05 per diluted share
  9.5% increase in FFO(1) per diluted share to $0.23 (2Q'15 vs. 2Q'14)
  $193.3 million of acquisitions completed year-to-date
  $84.9 million of acquisitions currently under contract
  97.3% portfolio leased rate at 6/30/15 (50 bps increase vs. 6/30/14)
  53.5% increase in same-space comparative cash base rents on new leases
  4.4% increase in same-center cash net operating income (1) (2Q'15 vs. 2Q'14)
  36.0% debt-to-total market capitalization ratio at 6/30/15
  3.7 times interest coverage for 2Q'15
  91.5% of portfolio GLA unencumbered at 6/30/15
  Quarterly cash dividend of $0.17 per share declared

     __________________________

(1) A reconciliation of GAAP net income to funds from operation attributable to common stockholders (FFO), and a reconciliation of same-center cash net operating income (NOI) to GAAP operating income is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, "During the second quarter our leasing team again achieved excellent results, driving occupancy to a new, second quarter high and posting an all-time, record high in same-space releasing rents. Additionally, capitalizing on our off-market sources we continued to expand our portfolio across our core West Coast markets. In total, thus far in 2015 we have secured $278.2 million of grocery-anchored shopping center acquisitions." Tanz commented further, "Building upon our strong results during the first six months of 2015, we are heading into the second half with great momentum and are poised to achieve another strong year of growing our business, enhancing value and delivering solid results."

FINANCIAL SUMMARY

For the three months ended June 30, 2015, GAAP net income attributable to common stockholders was $5.2 million, or $0.05 per diluted share, as compared to GAAP net income of $5.8 million, or $0.07 per diluted share for the three months ended June 30, 2014. Included in GAAP net income for the three month period ended June 30, 2014 was a $3.3 million gain on sale of real estate.

FFO attributable to common stockholders for the second quarter of 2015 was $22.3 million, or $0.23 per diluted share, as compared to $17.0 million in FFO, or $0.21 per diluted share for the second quarter of 2014, representing a 9.5% increase on a per diluted share basis. ROIC reports FFO attributable to common stockholders as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO applicable to common stockholders is provided at the end of this press release.

At June 30, 2015, ROIC had a total market capitalization of approximately $2.4 billion with $855.1 million of debt outstanding, equating to a 36.0% debt-to-total market capitalization ratio. ROIC's debt outstanding was comprised of $76.1 million of mortgage debt and $779.0 million of unsecured debt. At June 30, 2015, ROIC had $286.0 million outstanding on its unsecured credit facility. For the second quarter of 2015, ROIC's interest coverage was 3.7 times and 91.5% of its portfolio was unencumbered (based on gross leasable area) as of June 30, 2015.

ACQUISITION SUMMARY

Year-to-date in 2015, ROIC has committed a total of $278.2 million in grocery-anchored shopping center acquisitions, including: $99.2 million acquired during the first quarter; $23.1 million acquired during the second quarter, $71.0 million acquired thus far in the third quarter and $84.9 million currently under contract.

Pinole Vista & Canyon Park

In May 2015, ROIC acquired key anchor spaces at two of its existing shopping centers for $23.1 million, including a 58,500 square foot space at its Pinole Vista Shopping Center, located in Pinole, California, and a 35,000 square foot leasehold interest at its Canyon Park Shopping Center, located in Bothell, Washington.

Gateway Centre

ROIC has a binding contract to acquire Gateway Centre for $42.5 million. The shopping center is approximately 110,000 square feet and is anchored by Savemart (Lucky) Supermarket and Walgreens. The property is located in San Ramon, California, within the San Francisco metropolitan area, and is currently 94.0% leased.

Iron Horse Plaza

ROIC has a binding contract to acquire Iron Horse Plaza for $42.4 million. The shopping center is approximately 62,000 square feet and is anchored by Lunardi's Markets, a San Francisco-based grocer. The property is located in Danville, California, within the San Francisco metropolitan area, and is currently 100% leased. ROIC expects to fund the acquisition in part with the issuance of approximately $16.4 million in ROIC common equity in the form of operating partnership units, based on a value of $17.25 per unit.

Subsequent to the second quarter, ROIC acquired a three-property portfolio, totaling $71.0 million.

Jackson Square

In July 2015, ROIC acquired Jackson Square for $32.5 million. The shopping center is approximately 114,000 square feet and is anchored by Safeway Supermarket and CVS Pharmacy. The property is located in Hayward, California, within the San Francisco metropolitan area, and is currently 100% leased.

Tigard Promenade

In July 2015, ROIC acquired Tigard Promenade for $21.0 million. The shopping center is approximately 88,000 square feet and is anchored by Safeway Supermarket. The property is located in Tigard, Oregon, within the Portland metropolitan area and is currently 94.2% leased.

Sunnyside Village Square

In July 2015, ROIC acquired Sunnyside Village Square for $17.5 million. The shopping center is approximately 89,000 square feet and is anchored by Haggen Supermarket. The property is located in Happy Valley, Oregon, within the Portland metropolitan area and is currently 100% leased.

PROPERTY OPERATIONS SUMMARY

At June 30, 2015, ROIC's portfolio was 97.3% leased, representing a 30 basis point increase as compared to March 31, 2015 and a 50 basis point increase as compared to June 30, 2014.

For the second quarter of 2015, same-center net operating income ("NOI") was $24.5 million, as compared to $23.4 million in same-center NOI for the second quarter of 2014, representing a 4.4% increase. Same-center NOI includes all of the properties owned by ROIC as of April 1, 2014, totaling 55 shopping centers. ROIC reports same-center NOI on a cash basis. A reconciliation of same-center NOI to GAAP operating income is provided at the end of this press release.

During the second quarter of 2015, ROIC executed 93 leases, totaling 242,693 square feet, achieving a 25.8% increase in same-space comparative base rent, including 37 new leases, totaling 147,116 square feet, achieving a 53.5% increase in same-space comparative base rent, and 56 renewed leases, totaling 95,577 square feet, achieving a 9.9% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.

CASH DIVIDEND

On June 30, 2015, ROIC distributed a $0.17 per share cash dividend. On July 29, 2015, ROIC's board of directors declared a cash dividend of $0.17 per share, payable on September 29, 2015 to stockholders of record on September 15, 2015.

2015 FFO GUIDANCE

ROIC currently estimates that FFO applicable to common stockholders for 2015 will be within the range of $0.91 to $0.94 per diluted share, and GAAP net income to be within the range of $0.24 to $0.25 per diluted share. The following table provides a reconciliation of GAAP net income to FFO applicable to common stockholders (in thousands).

Year Ending December 31, 2015
	Low End	High End

GAAP net income applicable to common stockholders	$ 24,064	$ 24,857
Plus:
Depreciation and amortization	67,041	69,251
Funds From Operations (FFO) applicable to common stockholders	$ 91,105	$ 94,108

Diluted Shares	100,115	100,115

Earnings per share (diluted)	$ 0.24	$ 0.25
FFO per share (diluted)	$ 0.91	$ 0.94

ROIC's estimates are based on numerous underlying assumptions. ROIC's management will discuss the company's guidance and underlying assumptions on its July 30, 2015 conference call. ROIC's guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its quarterly results on Thursday, July 30, 2015 at 10:00 a.m. Eastern Time / 7:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 50515877. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 1:00 p.m. Eastern Time on July 30, 2015 and will be available until 11:59 p.m. Eastern Time on August 6, 2015. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 50515877. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corp. (NASDAQ:ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast.  As of June 30, 2015, ROIC owned 64 shopping centers encompassing approximately 7.7 million square feet.  ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast.  ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services and Standard & Poor's.  Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," "guidance" and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements.   Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

Contact:
Ashley Bulot, Investor Relations
858-255-4913
abulot@roireit.net

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands)

	June 30, 2015 (unaudited)	December 31, 2014
ASSETS
Real Estate Investments:
Land	$ 582,259	$ 550,078
Building and improvements	1,338,918	1,235,820
	1,921,177	1,785,898
Less: accumulated depreciation	110,592	88,173
Real Estate Investments, net	1,810,585	1,697,725
Cash and cash equivalents	7,541	10,773
Restricted cash	775	514
Tenant and other receivables, net	23,509	23,025
Deposits	3,500	4,500
Acquired lease intangible assets, net of accumulated amortization	69,438	71,433
Prepaid expenses	899	2,454
Deferred charges, net of accumulated amortization	38,724	39,731
Other	1,466	1,541
Total assets	$ 1,956,437	$ 1,851,696

LIABILITIES AND EQUITY
Liabilities:
Credit facility	$ 286,000	$ 156,500
Senior Notes Due 2023	246,344	246,174
Senior Notes Due 2024	246,664	246,521
Mortgage notes payable	76,082	94,183
Acquired lease intangible liabilities, net of accumulated amortization	122,785	118,359
Accounts payable and accrued expenses	10,902	12,173
Tenants' security deposits	4,168	3,961
Other liabilities	12,596	11,043
Total liabilities	1,005,541	888,914
Commitments and contingencies	—	—

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value 500,000,000 shares authorized; and 93,966,731 and 92,991,333 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	9	9
Additional paid-in-capital	1,025,398	1,013,561
Dividends in excess of earnings	(103,536)	(80,976)
Accumulated other comprehensive loss	(7,813)	(8,882)
Total Retail Opportunity Investments Corp. stockholders' equity	914,058	923,712
Non-controlling interests	36,838	39,070
Total equity	950,896	962,782
Total liabilities and equity	$ 1,956,437	$ 1,851,696

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenues
Base rents	$ 36,028	$ 28,135	$ 71,230	$ 55,672
Recoveries from tenants	9,841	8,380	19,530	15,994
Other income	346	400	577	1,599
Total revenues	46,215	36,915	91,337	73,265

Operating expenses
Property operating	6,854	5,935	13,779	12,197
Property taxes	4,686	3,818	9,418	7,406
Depreciation and amortization	16,874	14,257	34,508	27,621
General and administrative expenses	3,654	2,776	6,295	5,337
Acquisition transaction costs	245	311	416	529
Other expense	104	130	253	347
Total operating expenses	32,417	27,227	64,669	53,437

Operating income	13,798	9,688	26,668	19,828

Non-operating income (expenses)
Interest expense and other finance expenses	(8,387)	(6,956)	(16,881)	(13,830)
Gain on sale of real estate	—	3,319	—	3,319
Net income	5,411	6,051	9,787	9,317
Net income attributable to non-controlling interests	(210)	(217)	(386)	(352)
Net Income Attributable to Retail Opportunity Investments Corp.	$ 5,201	$ 5,834	$ 9,401	$ 8,965

Net earnings per share – basic:	$ 0.05	$ 0.08	$ 0.10	$ 0.12

Net earnings per share – diluted:	$ 0.05	$ 0.07	$ 0.10	$ 0.12

Dividends per common share	$ 0.17	$ 0.16	$ 0.34	$ 0.32

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net income attributable to ROIC common stockholders	$ 5,201	$ 5,834	$ 9,401	$ 8,965
Plus: Depreciation and amortization	16,874	14,257	34,508	27,621
Gain on sale of real estate	—	(3,319)	—	(3,319)
Funds from operations – basic	22,075	16,772	43,909	33,267
Net income attributable to non-controlling interests	210	217	386	352
Funds from operations – diluted	$ 22,285	$ 16,989	$ 44,295	$ 33,619

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended June 30,
	2015	2014	% Change

Number of shopping centers included in same-center analysis	55	55
Same-center occupancy	96.9%	96.8%	0.1%

Revenues:
Base rents	$ 25,672	$ 24,727	3.8%
Percentage rent	66	139	(52.5%)
Recoveries from tenants	7,869	7,802	0.9%
Other property income	341	134	154.5%
Total Revenues	33,948	32,802	3.5%
Operating Expenses:
Property operating expenses	5,667	5,572	1.7%
Bad debt expense	207	258	(19.8%)
Property taxes	3,619	3,546	2.1%
Total Operating Expenses	9,493	9,376	1.2%
Same Center Cash Net Operating Income	$ 24,455	$ 23,426	4.4%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,
	2015	2014

Same-center cash NOI	$ 24,455	$ 23,426
Non same-center cash NOI	6,486	1,309
Total Company cash NOI	30,941	24,735
Adjustments
Depreciation and amortization	(16,874)	(14,257)
General and administrative expenses	(3,654)	(2,776)
Acquisition transaction costs	(245)	(311)
Other expense	(104)	(130)
Property revenues and expenses ([1])	3,734	2,427
GAAP operating income	$ 13,798	$ 9,688

(1) Includes straight-line rents, amortization of above and below-market lease intangibles, lease termination fees, and expense and recovery adjustments related to prior periods.

NON-GAAP DISCLOSURES

Funds from operations ("FFO"), is a widely‑recognized non‑GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the "White Paper" on FFO published by the National Association of Real Estate Investment Trusts ("NAREIT"), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income ("NOI") internally to evaluate and compare the operating performance of the Company's properties. The Company believes cash NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company's properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company's funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company's ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company's properties but does not measure the Company's performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company's cash NOI may not be comparable to other REITs.